USA TODAY Co. Announces Fourth Quarter Results & 2026 Business Outlook

NEW YORK, NY — February 26, 2026 — USA TODAY Co., Inc. ("USA TODAY Co.", "we", "us", "our", or the "Company") (NYSE: TDAY) today reported its financial results for the fourth quarter ended December 31, 2025.

"In the fourth quarter, we delivered one of our strongest performances in recent years. Same-store revenue trends achieved their best performance in nearly four years, driven by an expansion of digital revenues, which returned to year-over-year growth on a same-store basis. As a result, total digital revenues surpassed 47% of total revenues, representing an all-time high," said Michael Reed, Chairman and Chief Executive Officer.

"Total Adjusted EBITDA exceeded $90 million, marking our highest quarterly result in four years. We also generated our highest level of free cash flow in over two years."

"During the full year of 2025, we delivered our third consecutive year of free cash flow growth over the prior year, generated positive net income for the first time since our merger in 2019, and signed several AI licensing deals that are expected to be highly accretive to Total Adjusted EBITDA. We also strengthened our balance sheet, evidenced by long-term debt repayment of approximately $136 million in the year, a solid cash position of over $90 million to end the year, and a first lien net leverage of 2.4x, which decreased 11% over the prior year."

"The strength of our results underscores both the traction we have gained and the long-term potential of the strategic initiatives that were advanced in 2025. Importantly, our performance punctuated what we believe was a defining year for the Company, marked by significant milestones and a successful rebrand that fully embraces the ethos of a dynamic media company."

"Overall, we are excited by the progress achieved in 2025 and we look forward to building on this success in 2026."

Fourth Quarter 2025 Financial Highlights:
•Total revenues of $585.0 million decreased 5.8% year-over-year and 3.9% on a same-store basis(1), representing a 290 basis point improvement from the third quarter of 2025, and our best performance since the first quarter of 2022
•Total digital revenues of $277.5 million, 47.4% of total revenues
◦Total digital revenues returned to year-over-year growth on a same store basis(1), and improved sequentially by 410 basis points
•Net loss attributable to USA TODAY Co. of $30.1 million, reflecting a 5.1% net loss margin
•Total Adjusted EBITDA(1) of $91.1 million, an increase of 16.6% year-over-year
◦Total Adjusted EBITDA margin(1) of 15.6% improved 300 basis points compared to Total Adjusted EBITDA margin(1) of 12.6% in the fourth quarter of 2024
•Cash provided by operating activities of $43.4 million, an increase of 382.4% year-over year
•Free cash flow(1) of $31.5 million, an increase of 722.3% year-over-year

Fourth Quarter 2025 Digital Highlights:
•179 million average monthly unique visitors(2)
•Digital advertising revenues of $94.4 million, an increase of 1.8% versus the prior year period, representing the third consecutive quarter of year-over-year growth
•Digital-only subscription revenues of $45.6 million
(1) Total Adjusted EBITDA, Total Adjusted EBITDA margin, Adjusted net income (loss) attributable to USA TODAY Co., Free cash flow, and Same store revenues are non-GAAP measures. See "Use of Non-GAAP Information" below for information about these non-GAAP measures.
(2) 179 million average monthly unique visitors in the fourth quarter of 2025 with approximately 125 million average monthly unique visitors coming from our U.S. media network, which includes USA TODAY (as measured by © 2025 Comscore, Media Metrix (December 2025), Desktop + Mobile) and approximately 54 million average monthly unique visitors resulting from our U.K. digital properties (based on Adobe Analytics).

◦Digital-only subscription revenues recorded its second consecutive quarter of sequential growth
•Digital Marketing Solutions segment core platform revenues(3) of $107.3 million

Fourth Quarter 2025 Capital Structure Highlights:
•Cash and cash equivalents of $90.2 million as of December 31, 2025
•Total debt principal outstanding at December 31, 2025 was $977.3 million, including $729.5 million in first lien debt
•First lien net leverage(4) was 2.4x, a decrease of 10.7% year-over-year
•Repaid $19.1 million of debt
•Subsequent to the fourth quarter of 2025, the Company completed the transfer of The Detroit News from MediaNews Group (the "Detroit News Transaction"). Financing for the Detroit News Transaction was funded partially with cash on the balance sheet, and in part with incremental debt financing under our 2029 Term Loan Facility in an aggregate principal amount equal to $15.0 million from funds managed by affiliates of Apollo Global Management Inc.  As part of the financing, certain terms of our 2029 Term Loan Facility were amended. Following the Detroit News Transaction, the 2029 Term Loan Facility will bear interest at an annual rate equal to Adjusted Term SOFR plus a margin of 4.5% with a floor of 150 basis points.

Business Outlook:(5)
The Company presents its full year 2026 outlook.
•Full Year 2026 Business Outlook(5)
◦Total revenues are expected to be flat to down in the low single digits on a same store basis(1)
▪Total digital revenues are expected to grow versus the prior year on a same store basis(1) and are expected to make up 50%+ of total revenues during 2026
◦Net income attributable to USA TODAY Co. is expected to grow versus the prior year
◦Total Adjusted EBITDA(1) is expected to grow versus the prior year
◦Cash provided by operating activities is expected to grow double-digits versus the prior year
◦Free cash flow(1) is expected to grow double-digits versus the prior year

Financial Highlights:6

In thousands	Fourth Quarter 2025	Full Year 2025
Total revenues	$584,996	$2,302,226
Net (loss) income attributable to USA TODAY Co.	(30,060)	1,749
Total Adjusted EBITDA(6)	91,129	263,048
Adjusted net (loss) income attributable to USA TODAY Co.(6)	(29,958)	10,420
Cash provided by operating activities	43,363	114,389
Free cash flow(6)	31,511	64,155

(3) See "Key Performance Indicators" ("KPI") below for information about our use of KPIs.
(4) As of December 31, 2025, the First Lien Net Leverage ratio was calculated by subtracting cash on the balance sheet from the sum of our five-year first lien term loan facility (the "2029 Term Loan Facility") and dividing that by Q4 2025 LTM Total Adjusted EBITDA. The 6% Senior Secured Convertible Notes due 2027 and 6% Senior Secured Convertible Notes due 2031 are secured by liens junior to those securing our 2029 Term Loan Facility.
(5) Projections are based on Company estimates as of February 26, 2026 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, the Company's estimates do not factor in the impact of any possible future acquisitions or dispositions. The Company's future financial results could differ materially from the Company's current estimates.
(6) Refer to "Use of Non-GAAP Information" below for the Company's definition of Total Adjusted EBITDA, Adjusted net income (loss) attributable to USA TODAY Co., and Free cash flow, as well as the reconciliation of such measures to the most comparable GAAP measure.

Earnings Conference Call

Management will host a conference call on Thursday, February 26, 2026 at 8:30 A.M. Eastern Time to review the financial and operating results for the period. A copy of the earnings release will be posted to the Investor Relations section of USA TODAY Co.'s website, investors.usatodayco.com. The conference call may be accessed by dialing 1-888-506-0062 (from within the U.S.) or 1-973-528-0011 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference "USA TODAY Co. Fourth Quarter Earnings Call" or access code "696153". We use our website as a channel of distribution for important Company information and we use the investors.usatodayco.com website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. A simultaneous webcast of the conference call will be available to the public on a listen-only basis at investors.usatodayco.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available approximately two hours following the call's completion through 11:59 P.M. Eastern Time on Thursday, March 12, 2026 by dialing 1-877-481-4010 (from within the U.S.) or 1-919-882-2331 (from outside of the U.S.); please reference access code "53218". A transcript of our earnings call held today also will be posted to the investors.usatodayco.com website.

About USA TODAY Co.

USA TODAY Co., Inc. (NYSE: TDAY) is a diversified media company with expansive reach at the national and local level dedicated to empowering and enriching communities. Our mission is to inspire, inform, and connect audiences. As a media and digital marketing solutions company we are focused on sustainable growth. Through our trusted brands, including the USA TODAY NETWORK, comprised of the national publication, USA TODAY, and our network of local properties, in the United States, and Newsquest, a wholly-owned subsidiary operating in the United Kingdom, we provide essential journalism, local content, and digital experiences to audiences and businesses. We deliver trusted unbiased journalism when and where consumers want it. LocaliQ, our digital marketing solutions brand, supports small and medium-sized businesses with innovative digital marketing products and solutions.

In November 2025, we changed our corporate name from Gannett Co., Inc. to USA TODAY Co., Inc. and we revised the names of two of our reportable segments: Domestic Gannett Media is now referred to as USA TODAY Media and Digital Marketing Solutions is now referred to as LocaliQ. We do not distinguish between our prior and current corporate and reportable segment names and refer to our current corporate and reportable segment names throughout this press release.

Cautionary Statement Regarding Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our full year 2026 business outlook, statements regarding our business outlook, digital revenue performance and growth, expectations regarding our cash from operating activities, free cash flows, revenues, net income (loss) attributable to USA TODAY Co., Total Adjusted EBITDA, same store revenues and cash flows, expectations regarding our long-term growth, and sustainable growth, our ability to create long-term stockholder value, our expectations, in terms of both amount and timing, with respect to debt repayment, the results of our AI initiatives and our ability to protect our content and expand AI-related monetization opportunities, our expected capital expenditures, expectations regarding our assets, our strategy, our partnerships, our ability to achieve our operating priorities, our long-term opportunities, economic impacts, our ability to navigate volatility, achieve our financial goals, optimize our capital structure and achieve optimal financial performance, our cost structure, future revenue and expense trends, and our ability to influence trends. Words such as "expect(s)", "believe(s)", "will", "can", "opportunity", "implementation", "outlook", "guidance", "estimate(s)", "projection(s)", "potential", "trend", "focus", and similar expressions are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company's most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q, and our other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Except to the extent required by law, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
Matt Esposito	Lark-Marie Anton
Investor Relations	Corporate Communications
703-854-3000	646-906-4087
investors@usatodayco.com	lark@usatodayco.com

# # #

USA TODAY CO., INC.
CONSOLIDATED BALANCE SHEETS

Table No. 1
In thousands, except number of shares and par value	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$90,213	$106,299
Accounts receivable, net of allowance for credit losses of $13,600 and $13,596, respectively	223,551	239,636
Inventory	12,888	20,910
Prepaid expenses	45,959	40,268
Other current assets	16,566	18,782
Total current assets	389,177	425,895
Property, plant and equipment, net of accumulated depreciation of $368,358 and $337,013, respectively	178,461	240,980
Operating lease assets	122,513	143,955
Goodwill	518,762	530,028
Intangible assets, net	337,845	430,374
Deferred tax assets	77,858	60,983
Pension and other assets	212,542	207,932
Total assets	$1,837,158	$2,040,147

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$308,152	$318,384
Deferred revenue	105,398	108,000
Current portion of long-term debt	69,315	74,300
Operating lease liabilities	33,435	39,761
Other current liabilities	1,483	5,157
Total current liabilities	517,783	545,602
Long-term debt	645,811	755,754
Convertible debt	239,112	249,757
Deferred tax liabilities	8,142	4,928
Pension and other postretirement benefit obligations	34,170	37,820
Long-term operating lease liabilities	146,421	167,731
Other long-term liabilities	91,107	125,921
Total noncurrent liabilities	1,164,763	1,341,911
Total liabilities	1,682,546	1,887,513
Commitments and contingent liabilities
Equity
Preferred stock, $0.01 par value per share, 300,000 shares authorized, none of which were issued and outstanding at December 31, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value per share, 2,000,000,000 shares authorized; 159,912,152 shares issued and 147,124,756 shares outstanding at December 31, 2025; 158,835,742 shares issued and 147,388,555 shares outstanding at December 31, 2024	1,599	1,588
Treasury stock, at cost, 12,787,396 shares and 11,447,187 shares at December 31, 2025 and December 31, 2024, respectively	(23,607)	(20,540)
Additional paid-in capital	1,287,821	1,281,801
Accumulated deficit	(1,051,797)	(1,053,546)
Accumulated other comprehensive loss	(58,905)	(56,164)
Total USA TODAY Co. stockholders' equity	155,111	153,139
Noncontrolling interests	(499)	(505)
Total equity	154,612	152,634
Total liabilities and equity	$1,837,158	$2,040,147

USA TODAY CO., INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

Table No. 2	Three months ended December 31,		Year ended December 31,
In thousands, except per share amounts	2025	2024	2025	2024
Digital	$277,497	$280,388	$1,056,070	$1,103,651
Print and commercial	307,499	340,887	1,246,156	1,405,664
Total revenues	584,996	621,275	2,302,226	2,509,315
Operating costs	342,412	375,799	1,410,788	1,545,584
Selling, general and administrative expenses	154,392	170,869	639,748	703,645
Depreciation and amortization	37,270	39,333	165,759	156,287
Integration and reorganization (reversal) costs	(5,929)	11,192	31,595	66,155
Asset impairments	168	513	2,243	46,589
Loss (gain) on sale or disposal of assets, net	5,482	(466)	(16,844)	1,106
Interest expense	22,912	25,903	97,225	104,697
Loss (gain) on early extinguishment of debt	35	(55,205)	1,516	(55,559)
Equity income in unconsolidated investees, net	(626)	(271)	(2,209)	(548)
Other (income) expense, net	(14,680)	17,422	(26,320)	19,032
Income (loss) before income taxes	43,560	36,186	(1,275)	(77,673)
Provision (benefit) for income taxes	73,621	(28,132)	(3,030)	(51,286)
Net (loss) income	(30,061)	64,318	1,755	(26,387)
Net (loss) income attributable to noncontrolling interests	(1)	(1)	6	(33)
Net (loss) income attributable to USA TODAY Co.	$(30,060)	$64,319	$1,749	$(26,354)

(Loss) Income per share attributable to USA TODAY Co. - basic	$(0.21)	$0.45	$0.01	$(0.18)
(Loss) Income per share attributable to USA TODAY Co. - diluted	$(0.21)	$0.11	$0.01	$(0.18)

USA TODAY CO., INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

Table No. 3	Year ended December 31,
In thousands	2025	2024
Operating activities
Net income (loss)	$1,755	$(26,387)
Adjustments to reconcile net income (loss) to operating cash flows:
Depreciation and amortization	165,759	156,287
Share-based compensation expense	9,149	12,522
Non-cash interest expense	6,038	18,072
Benefit for deferred income taxes	(10,276)	(44,758)
(Gain) loss on sale or disposal of assets, net	(16,844)	1,106
Loss (gain) on early extinguishment of debt	1,516	(55,559)
Asset impairments	2,243	46,589
Pension and other postretirement benefit obligations	(25,132)	(23,916)
Equity income in unconsolidated investees, net	(2,209)	(548)
Change in other assets and liabilities, net:
Accounts receivable, net	17,170	25,843
Inventory	8,105	4,617
Prepaid expenses	2,746	(1,820)
Accounts payable and accrued liabilities	(20,477)	(1,934)
Deferred revenue	(2,276)	(17,277)
Other assets and liabilities	(22,878)	7,473
Cash provided by operating activities	114,389	100,310
Investing activities
Purchase of property, plant and equipment	(51,486)	(49,534)
Proceeds from sale of real estate and other assets	55,295	20,976
Proceeds from the sale of investments	6,161	1,050
Change in other investing activities	(1,000)	(442)
Cash provided by (used for) investing activities	8,970	(27,950)
Financing activities
Payments of deferred financing costs	(992)	(8,933)
Borrowings of long-term debt	15,000	837,671
Repayments of long-term debt	(135,521)	(644,732)
Repurchase of convertible debt	(14,647)	(248,211)
Proceeds from convertible debt	—	110
Treasury stock	(3,064)	(3,141)
Changes in other financing activities	(613)	(1,617)
Cash used for financing activities	(139,837)	(68,853)
Effect of currency exchange rate change on cash	(1,891)	2,062
(Decrease) increase in cash, cash equivalents and restricted cash	(18,369)	5,569
Cash, cash equivalents and restricted cash at beginning of period	116,181	110,612
Cash, cash equivalents and restricted cash at end of period	$97,812	$116,181

USE OF NON-GAAP INFORMATION

The Company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a U.S. generally accepted accounting principles ("U.S. GAAP") basis. We define our non-GAAP financial performance and liquidity measures as follows:

•Total Adjusted EBITDA is a non-GAAP financial performance measure we believe offers a useful view of the overall operation of our business, and may be different than similarly-titled measures used by other companies. We define Total Adjusted EBITDA as Segment Adjusted EBITDA plus Corporate. Segment Adjusted EBITDA, as presented in the notes to our Consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, is defined as revenues less (1) operating costs and (2) selling, general and administrative expenses, plus (3) equity (income) loss in unconsolidated investees, net. Segment Adjusted EBITDA also does not include: (1) Income tax expense (benefit), (2) Noncontrolling interest, (3) Interest expense, (4) Gains or losses on the early extinguishment of debt, (5) Loss on convertible notes derivative, (6) Depreciation and amortization, (7) Integration and reorganization costs, (8) Asset impairments, (9) Goodwill and intangible impairments, (10) Gains or losses on the sale or disposal of assets, (11) Share-based compensation expense, and (12) Other (income) expense, net. Segment Adjusted EBITDA margin is defined as Segment Adjusted EBITDA divided by Segment revenues.

•Total Adjusted EBITDA margin is a non-GAAP financial performance measure we believe offers a useful view of the overall and segment operations of our business. We define Total Adjusted EBITDA margin as Total Adjusted EBITDA divided by total Revenues.

•Adjusted net income (loss) attributable to USA TODAY Co. is a non-GAAP financial performance measure we believe offers a useful view of the overall operations of our business and is useful to analysts and investors in evaluating the results of operations and operational trends. We define Adjusted net income (loss) attributable to USA TODAY Co. as Net income (loss) attributable to USA TODAY Co. before (1) Gains or losses on the early extinguishment of debt, (2) Loss on convertible notes derivative, (3) Integration and reorganization costs, (4) Third-party debt expenses and acquisition costs, (5) Asset impairments, (6) Goodwill and intangibles impairments, (7) Gains or losses on the sale or disposal of assets, (8) Other items, including (Gain) loss on sale of investments, and (9) the tax impact of the above items.

•Free cash flow is a non-GAAP liquidity measure that adjusts our reported U.S. GAAP results for items we believe are critical to the ongoing success of our business. We define Free cash flow as Cash provided by (used for) operating activities as reported on the consolidated statements of cash flows including the impact of (i) capital expenditures and excluding the impact of (ii) third-party debt expenses associated with the refinancing of debt. The result is a figure representing Free cash flow available for use in operations, additional investments, ongoing debt obligations, and returns to stockholders. The most directly comparable U.S. GAAP financial liquidity measure is Cash provided by (used for) operating activities.

•Same store revenues is a non-GAAP financial performance measure based on our U.S. GAAP revenues for the current period, excluding (1) acquired revenues, (2) currency impact, and (3) exited operations.

Management’s Use of Non-GAAP Measures

Total Adjusted EBITDA, Total Adjusted EBITDA margin, Segment Adjusted EBITDA, Segment Adjusted EBITDA margin, Adjusted net income (loss) attributable to USA TODAY Co., Free cash flow and Same store revenues are not measurements of financial performance or liquidity under U.S. GAAP and should not be considered in isolation or as an alternative to net income (loss), margin, income (loss) from operations, cash flow provided by (used for) operating activities, revenues, or any other measure of performance or liquidity derived in accordance with U.S. GAAP. We believe these non-GAAP financial performance and liquidity measures, as we have defined them, are helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance on our day-to-day operations. These measures provide an assessment of core expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance.

We use Total Adjusted EBITDA, Total Adjusted EBITDA margin, Segment Adjusted EBITDA, Segment Adjusted EBITDA margin, Adjusted net income (loss) attributable to USA TODAY Co., Free cash flow and Same store revenues as measures of our day-to-day operating performance, which is evidenced by the publishing and delivery of news and other media and excludes certain expenses that may not be indicative of our day-to-day business operating results.

Limitations of Non-GAAP Measures

Each of our non-GAAP measures have limitations as analytical tools. They should not be viewed in isolation or as a substitute for U.S. GAAP measures of earnings or cash flows. Material limitations in making the adjustments to our earnings to calculate Total Adjusted EBITDA, Segment Adjusted EBITDA and Adjusted net income (loss) attributable to USA TODAY Co. using these non-GAAP financial measures as compared to U.S. GAAP net income (loss) include: the exclusion of the cash portion of interest / financing expense, income tax (benefit) provision, and charges related to asset impairments, which are items that may significantly affect our financial results.

Management believes these items are important in evaluating our performance, results of operations, and financial position. We use non-GAAP financial performance and liquidity measures to supplement our U.S. GAAP results in order to provide a more complete understanding of the factors and trends affecting our business.

Total Adjusted EBITDA, Total Adjusted EBITDA margin, Segment Adjusted EBITDA, Segment Adjusted EBITDA margin, Adjusted net income (loss) attributable to USA TODAY Co., Free cash flow and Same store revenues are not alternatives to net income (loss), margin, income (loss) from operations, cash flow provided by (used for) operating activities, revenues, segment revenues, segment margin, or any other measure of performance or liquidity derived in accordance with U.S. GAAP. As such, they should not be considered or relied upon as substitutes or alternatives for any such U.S. GAAP financial measures. We strongly urge you to review the reconciliations of Net income (loss) attributable to USA TODAY Co. to Total Adjusted EBITDA, Total Adjusted EBITDA margin, Segment Adjusted EBITDA, Segment Adjusted EBITDA margin, Net income (loss) attributable to USA TODAY Co. to Adjusted net income (loss) attributable to USA TODAY Co., Cash provided by (used for) operations to Free cash flow and Revenues to Same Store revenues along with our Consolidated financial statements included elsewhere in this report. We also strongly urge you not to rely on any single financial performance or liquidity measure to evaluate our business. In addition, because Total Adjusted EBITDA, Total Adjusted EBITDA margin, Segment Adjusted EBITDA, Segment Adjusted EBITDA margin, Adjusted net income (loss) attributable to USA TODAY Co., Free cash flow and Same store revenues are not measures of financial performance under U.S. GAAP and are susceptible to varying calculations, the Total Adjusted EBITDA, Total Adjusted EBITDA margin, Segment Adjusted EBITDA, Segment Adjusted EBITDA margin, Adjusted net income (loss) attributable to USA TODAY Co., Free cash flow and Same store revenues measures as presented in this release may differ from and may not be comparable to similarly titled measures used by other companies.

Non-GAAP Outlook

Our full year 2026 business outlook included in this release includes certain non-GAAP financial performance and liquidity measures, including Same store revenues, Total Adjusted EBITDA, and Free cash flow. The outlook for each of these non-GAAP items does not factor in the impact of any future acquisitions or dispositions. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures. We have not reconciled non-GAAP forward-looking Same store revenues, Total Adjusted EBITDA, and Free cash flow to their most directly comparable U.S. GAAP measure, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts to estimate and quantify various necessary U.S. GAAP components largely because forecasting or predicting our future operating results is subject to many factors or future events that are out of our control, and because forecasts or predictions of such U.S. GAAP components are unavailable or not readily predictable, and could significantly impact, either individually or in the aggregate, our comparable U.S. GAAP measures. Accordingly, we are unable to provide a full reconciliation of the non-GAAP measures used in our outlook without unreasonable efforts.

USA TODAY CO., INC.
NON-GAAP FINANCIAL INFORMATION
SEGMENT INFORMATION
(Unaudited)

Table No. 4	Three months ended December 31, 2025			Year ended December 31, 2025
In thousands	USA TODAY Media	Newsquest	LocaliQ	USA TODAY Media	Newsquest	LocaliQ
Segment revenues	$447,158	$60,078	$107,706	$1,743,582	$238,267	$448,311
Operating costs	265,287	31,240	72,950	1,084,205	120,824	320,914
Selling, general and administrative expenses	112,575	15,331	18,168	480,470	60,553	81,062
Equity income in unconsolidated investees, net	(626)	—	—	(2,209)	—	—
Segment Adjusted EBITDA	$69,922	$13,507	$16,588	$181,116	$56,890	$46,335
Segment Adjusted EBITDA margin(1)	15.6%	22.5%	15.4%	10.4%	23.9%	10.3%
(1) Segment Adjusted EBITDA margin is defined as Segment Adjusted EBITDA divided by Segment revenues.

	Three months ended December 31, 2024			Year ended December 31, 2024
In thousands	USA TODAY Media	Newsquest	LocaliQ	USA TODAY Media	Newsquest	LocaliQ
Segment revenues	$482,259	$58,275	$117,035	$1,938,398	$239,273	$477,807
Operating costs	293,328	30,859	83,744	1,210,117	122,995	343,782
Selling, general and administrative expenses	130,601	16,225	21,908	526,088	62,869	90,347
Equity income in unconsolidated investees, net	(271)	—	—	(548)	—	—
Segment Adjusted EBITDA	$58,601	$11,191	$11,383	$202,741	$53,409	$43,678
Segment Adjusted EBITDA margin(1)	12.2%	19.2%	9.7%	10.5%	22.3%	9.1%
(1) Segment Adjusted EBITDA margin is defined as Segment Adjusted EBITDA divided by Segment revenues.

USA TODAY CO., INC.
NON-GAAP FINANCIAL INFORMATION
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO USA TODAY CO. to TOTAL ADJUSTED EBITDA and NET INCOME (LOSS) ATTRIBUTABLE TO USA TODAY CO. MARGIN and TOTAL ADJUSTED EBITDA MARGIN
(Unaudited)

Table No. 5	Three months ended December 31,		Year ended December 31,
In thousands	2025	2024	2025	2024
Net (loss) income attributable to USA TODAY Co.	$(30,060)	$64,319	$1,749	$(26,354)
Provision (benefit) for income taxes	73,621	(28,132)	(3,030)	(51,286)
Net (loss) income attributable to noncontrolling interests	(1)	(1)	6	(33)
Interest expense	22,912	25,903	97,225	104,697
Loss (gain) on early extinguishment of debt	35	(55,205)	1,516	(55,559)
Depreciation and amortization	37,270	39,333	165,759	156,287
Integration and reorganization (reversal) costs(1)	(5,929)	11,192	31,595	66,155
Asset impairments	168	513	2,243	46,589
Loss (gain) on sale or disposal of assets, net	5,482	(466)	(16,844)	1,106
Share-based compensation	2,311	3,279	9,149	12,522
Other (income) expense, net(2)	(14,680)	17,422	(26,320)	19,032
Total Adjusted EBITDA	$91,129	$78,157	$263,048	$273,156
Net (loss) income attributable to USA TODAY Co. margin	(5.1)%	10.4%	0.1%	(1.1)%
Total Adjusted EBITDA margin(3)	15.6%	12.6%	11.4%	10.9%
(1)    Integration and reorganization costs mainly reflect severance-related expenses and other reorganization-related costs, designed primarily to right-size the Company's employee base, consolidate facilities and improve operations.
(2)    Other (income) expense, net primarily reflects the components of net periodic pension and postretirement benefits other than service cost, expert fees associated with the litigation with Google, consulting fees related to a discrete initiative to reformulate our go-to-market strategy and post-sales processes, (gains) losses from the sale of investments, third-party debt costs and the components of net periodic pension and postretirement benefits other than service cost.
(3)     Total Adjusted EBITDA margin is defined as Total Adjusted EBITDA divided by Total Revenues.

USA TODAY CO., INC.
NON-GAAP FINANCIAL INFORMATION
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO USA TODAY CO. to ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO USA TODAY CO.
(Unaudited)

Table No. 6	Three months ended December 31,		Year ended December 31,
In thousands	2025	2024	2025	2024
Net (loss) income attributable to USA TODAY Co.	$(30,060)	$64,319	$1,749	$(26,354)
Loss (gain) on early extinguishment of debt	35	(55,205)	1,516	(55,559)
Integration and reorganization (reversal) costs	(5,929)	11,192	31,595	66,155
Third-party debt expenses and acquisition costs(1)	150	10,259	2,664	10,932
Asset impairments	168	513	2,243	46,589
Loss (gain) on sale or disposal of assets, net	5,482	(466)	(16,844)	1,106
Other items	99	20	(9,700)	(597)
Subtotal	(30,055)	30,632	13,223	42,272
Tax impact of above items	97	7,688	(2,803)	(17,302)
Adjusted net (loss) income attributable to USA TODAY Co.	$(29,958)	$38,320	$10,420	$24,970
(1)    Third-party debt expenses and acquisitions costs are included in Other (income) expense, net on the Consolidated statement of operations.

USA TODAY CO., INC.
NON-GAAP FINANCIAL INFORMATION
FREE CASH FLOW
(Unaudited)

Table No. 7	Three months ended December 31,		Year ended December 31,
In thousands	2025	2024	2025	2024
Cash provided by operating activities	$43,363	$8,989	$114,389	$100,310
Capital expenditures	(12,585)	(12,826)	(51,486)	(49,534)
Third-party debt expenses	733	7,669	1,252	7,669
Free cash flow(1)	$31,511	$3,832	$64,155	$58,445
(1) For the three months ended December 31, 2025 and 2024, free cash flow was negatively impacted by interest paid of $25.2 million and $35.9 million, respectively, integration and reorganization costs of $13.4 million and $7.8 million, respectively, and other costs of $11.7 million and $8.3 million, respectively. For the year ended December 31, 2025 and 2024, free cash flow was negatively impacted by interest paid of $84.2 million and $86.3 million, respectively, integration and reorganization costs of $37.1 million and $31.2 million, respectively, and other costs of $21.7 million and $30.5 million, respectively.

USA TODAY CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - CONSOLIDATED & DIGITAL
(Unaudited)

Table No. 8	Three months ended December 31,			Year ended December 31,
In thousands	2025	2024	% Change	2025	2024	% Change
Total revenues	$584,996	$621,275	(5.8)%	$2,302,226	$2,509,315	(8.3)%
Currency impact	(2,120)	—		(6,233)	—
Exited operations(1)	(2,362)	(17,363)		(8,280)	(70,284)
Same store total revenues	$580,514	$603,912	(3.9)%	$2,287,713	$2,439,031	(6.2)%
(1)    Exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.

	Three months ended December 31,			Year ended December 31,
In thousands	2025	2024	% Change	2025	2024	% Change
Digital revenues	$277,497	$280,388	(1.0)%	$1,056,070	$1,103,651	(4.3)%
Currency impact	(736)	—		(1,491)	—
Exited operations(1)	(2,362)	(6,027)		(8,280)	(28,722)
Same store digital revenues	$274,399	$274,361	—%	$1,046,299	$1,074,929	(2.7)%
(1)    Exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.

KEY PERFORMANCE INDICATORS

A key performance indicator ("KPI") is generally defined as a quantifiable measurement or metric used to gauge performance, specifically to help determine strategic, financial, and operational achievements, especially compared to those of similar businesses.

We define Digital-only average revenue per user ("ARPU") as digital-only subscription average monthly revenues divided by the average digital-only paid subscriptions within the respective period. We define Core platform ARPU as core platform average monthly revenues divided by average monthly customer count within the period. We define core platform revenues as revenue derived from customers utilizing our proprietary digital marketing services platform that are sold by either our direct or local market teams.

Management believes Digital-only ARPU, Core platform ARPU, digital-only paid subscriptions, core platform revenues and core platform average customer count are KPIs that offer useful information in understanding consumer behavior, trends in our business, and our overall operating results. Management utilizes these KPIs to track and analyze trends across our segments.

USA TODAY CO., INC.
KEY PERFORMANCE INDICATORS
(Unaudited)

Table No. 9	Three months ended December 31,				Year ended December 31,
In thousands, except ARPU	2025	2024	Change	% Change	2025	2024	Change	% Change
Digital-only ARPU:
USA TODAY Media	$10.22	$8.03	$2.19	27.3%	$8.34	$7.83	$0.51	6.5%
Newsquest	$5.67	$6.21	$(0.54)	(8.7)%	$5.90	$6.17	$(0.27)	(4.4)%
Total USA TODAY Co.	$9.81	$7.93	$1.88	23.7%	$8.17	$7.75	$0.42	5.4%

Table No. 10	Three months ended December 31,				Year ended December 31,
In thousands, except ARPU	2025	2024	Change	% Change	2025	2024	Change	% Change
LocaliQ Core platform:
Core platform revenues	$107,322	$116,248	$(8,926)	(7.7)%	$446,373	$474,298	$(27,925)	(5.9)%
Core platform ARPU	$2,826	$2,788	$38	1.4%	$2,794	$2,760	$34	1.2%
Core platform average customer count	12.7	13.9	(1.2)	(8.6)%	13.3	14.3	(1.0)	(7.0)%

Table No. 11	As of December 31,
In thousands	2025	2024	% Change
Digital-only paid subscriptions:
USA TODAY Media	1,367	1,953	(30.0)%
Newsquest	145	110	31.8%
Total USA TODAY Co.	1,512	2,063	(26.7)%